UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019 (May 15, 2019)

Emerson Electric Co.

(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange Chicago Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 15, 2019, Emerson Electric Co. (the “Company”) entered into a pricing agreement (the “Pricing Agreement”) dated May 15, 2019 (incorporating the Underwriting Agreement Standard Provisions dated May 15, 2019) with BNP Paribas, Citigroup Global Markets Limited, J.P. Morgan Securities plc, Barclays Bank PLC, Deutsche Bank AG, London Branch, HSBC Securities (USA) Inc., Merrill Lynch International and Wells Fargo Securities International Limited (together, the “Underwriters”), for whom BNP Paribas, Citigroup Global Markets Limited and J.P. Morgan Securities plc are acting as representatives, in connection with the public offering of €500 million aggregate principal amount of the Company’s 0.375% Notes due 2024 (the “Notes”). The Notes are being sold to the Underwriters at an issue price of 99.631% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 99.931% of the principal amount thereof. The closing of the transaction is subject to customary closing conditions and is expected to occur on May 22, 2019.

The Notes are being offered and sold pursuant to the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-221668), filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2017. The Company has filed with the SEC a prospectus supplement, dated May 15, 2019, together with the accompanying prospectus, dated November 20, 2017, related to the offering and sale of the Notes. This Current Report is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

The Company expects the net proceeds from the sale of the Notes to be approximately €498.2 million (or approximately $560.0 million) before deducting estimated expenses of the offering. The Company expects to use the net proceeds primarily to repay its commercial paper borrowings, and also for general corporate purposes. The Notes will be senior unsecured obligations and will rank equally with all of the Company’s existing and future unsecured and unsubordinated debt. Prior to maturity, the Company may redeem any or all of the Notes at any time at the redemption prices described in the Notes. The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The Notes are expected to be issued on May 22, 2019 pursuant to an indenture dated as of December 10, 1998 (the “Original Indenture”), between the Company and Wells Fargo Bank, National Association (successor to The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York))), as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture to be dated as of May 22, 2019 (the “Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) among the Company and the Trustee. Pursuant to an Agency Agreement to be dated as of May 22, 2019 (the “Agency Agreement”) relating to the Notes, the Company will appoint Elavon Financial Services DAC, UK Branch to act as paying agent for the Notes and U.S. Bank National Association to act as registrar and transfer agent for the Notes.

Wells Fargo Securities International Limited is an Underwriter in the offering and is an affiliate of the Trustee. Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, financial advisory, investment banking, lending and other commercial dealings in the ordinary course of their business with us or our affiliates, including participating as lenders under our backup credit facility.

The above description of the Underwriting Agreement Standard Provisions, the Pricing Agreement and the Notes is qualified in its entirety by reference to the Underwriting Agreement Standard Provisions, the Pricing Agreement, the Indenture and the forms of Notes, each of which is incorporated by reference into the Registration Statement. The Original Indenture was filed with the SEC as Exhibit 4(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1998. The Underwriting Agreement Standard Provisions, the Pricing Agreement, the form of the Second Supplemental Indenture, the form of the Agency Agreement and the form of the Notes are attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 1.2, Exhibit 4.1, Exhibit 4.2, and Exhibit 4.3, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement Standard Provisions dated May 15, 2019.

1.2	Pricing Agreement dated May 15, 2019 by and between Emerson Electric Co., BNP Paribas, Citigroup Global Markets Limited, J.P. Morgan Securities plc, Barclays Bank PLC, Deutsche Bank AG, London Branch, HSBC Securities (USA) Inc., Merrill Lynch International and Wells Fargo Securities International Limited (included in Exhibit 1.1).

4.1	Form of Second Supplemental Indenture, to be dated as of May 22, 2019, by and between the Company and Wells Fargo Bank, National Association, as trustee.

4.2	Form of Agency Agreement, to be dated as of May 22, 2019, by and among the Company, as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, U.S. Bank National Association, as registrar and transfer agent, and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 0.375% Notes due 2024 (included in Exhibit 4.1).

4.4	Agreement of Resignation, Appointment and Acceptance dated as of April 26, 2019 by and among Emerson Electric Co., Wells Fargo Bank, National Association, as successor trustee, and The Bank of New York Mellon Trust Company, N.A., as resigning trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2019	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary